Exhibit 99.1

Charles River Laboratories Announces Third-Quarter 2015 Results from Continuing Operations

     – Third-Quarter Revenue of $349.5 Million –

     – Third-Quarter GAAP Earnings per Share of $0.79 and Non-GAAP Earnings per Share of $1.03 –

     – Updates 2015 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--November 4, 2015--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2015. For the quarter, revenue from continuing operations was $349.5 million, an increase of 6.7% from $327.6 million in the third quarter of 2014. Foreign currency translation reduced reported revenue growth by 5.5%. On a constant-currency basis, revenue growth of 12.2% was driven primarily by the Discovery and Safety Assessment and Manufacturing Support segments. The acquisitions of Celsis, ChanTest, and Sunrise Farms contributed 3.3% to consolidated third-quarter revenue growth, both on a reported basis and in constant currency.

On a GAAP basis, net income from continuing operations for the third quarter of 2015 was $37.9 million, or $0.79 per diluted share, compared to $32.3 million, or $0.68 per diluted share, for the third quarter of 2014.

On a non-GAAP basis, net income from continuing operations was $48.7 million for the third quarter of 2015, an increase of 20.4% from $40.4 million for the same period in 2014. Third-quarter diluted earnings per share on a non-GAAP basis were $1.03, an increase of 19.8% compared to $0.86 per share in the third quarter of 2014. The increase was driven primarily by higher revenue and operating margin improvement, as well as a gain from the Company’s limited partnership investments. The gain from these investments totaled $0.04 per share in the third quarter of 2015, compared to a loss of $0.01 per share for the same period in 2014.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We are very pleased with our outstanding third-quarter results. On a consolidated basis, we delivered high single digit, constant-currency organic revenue growth, and a non-GAAP operating margin above our 20% target. Each of our business segments reported organic revenue growth and improved non-GAAP operating margins. These results demonstrate the strength of our unique portfolio, the success of our targeted sales strategies, and our initiatives to increase operating effectiveness and efficiency. We have differentiated ourselves from the competition, and are gaining market share because clients appreciate the value we bring to their research efforts and the emphasis we place on individualized service.”

“Based on our third-quarter results and our expectations for the fourth quarter, we are increasing our 2015 full-year revenue and non-GAAP earnings per share guidance. We now expect revenue growth in a range from 9.5% to 10% in constant currency, and non-GAAP earnings per share in a range from $3.69 to $3.74,” Mr. Foster concluded.

Third-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $118.5 million in the third quarter of 2015, a decrease of 4.5% from $124.0 million in the third quarter of 2014. Foreign currency translation reduced reported revenue growth by 6.5%. On a constant-currency basis, revenue growth of 2.0% was driven primarily by higher sales of research models.

In the third quarter of 2015, the RMS segment’s GAAP operating margin was 26.6% compared to 22.6% in the third quarter of 2014. On a non-GAAP basis, the operating margin increased to 27.5% from 25.4% in the third quarter of 2014. The RMS operating margin improvement was primarily attributable to benefits from the Company’s global efficiency initiatives.

Discovery and Safety Assessment (DSA)

Revenue from continuing operations for the DSA segment was $158.3 million in the third quarter of 2015, an increase of 12.4% from $140.9 million in the third quarter of 2014. Foreign currency translation reduced reported revenue growth by 3.8%. On a constant-currency basis, revenue growth of 16.2% was driven primarily by the Company’s Safety Assessment business, which generated double-digit revenue growth. Discovery Services revenue increased in the third quarter of 2015, both on an organic basis and due to the ChanTest acquisition, which contributed 2.5% to DSA revenue growth. Sales to mid-tier biotechnology clients continued to drive DSA revenue growth.

In the third quarter of 2015, the DSA segment’s GAAP operating margin was 21.0% compared to 13.7% in the third quarter of 2014. On a non-GAAP basis, the operating margin increased to 24.2% from 18.3% in the third quarter of 2014. The non-GAAP operating margin improvement was driven by higher capacity utilization and pricing for safety assessment services, as well as a foreign exchange benefit due to a weaker Canadian dollar, which contributed approximately 270 basis points to the improvement.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $72.7 million in the third quarter of 2015, an increase of 16.0% from $62.7 million in the third quarter of 2014. Foreign currency translation reduced reported revenue growth by 7.7%. On a constant-currency basis, revenue growth was 23.7%. The acquisitions of Celsis and Sunrise Farms contributed 11.8% to Manufacturing revenue growth in the third quarter or 2015. Robust revenue growth in both the legacy Microbial Solutions business (formerly Endotoxin and Microbial Detection, or EMD) and the Biologics Testing Solutions (Biologics) business also drove the third-quarter increase.

In the third quarter of 2015, the Manufacturing segment’s GAAP operating margin was 25.3% compared to 30.7% in the third quarter of 2014. The GAAP decline was primarily related to the inclusion of amortization expense for intangible assets and associated costs related to the Celsis acquisition, which was completed on July 24, 2015. On a non-GAAP basis, the operating margin increased to 33.4% from 33.0% in the third quarter of 2014, primarily as a result of higher sales volume in the Biologics business.

Stock Repurchase Update

During the third quarter of 2015, the Company repurchased approximately 242,000 shares for a total of $17.9 million. As of September 26, 2015, the Company had $69.7 million remaining on its stock repurchase authorization.

Updates 2015 Guidance

The Company is updating its forward-looking guidance based on continuing operations for 2015.

Revenue growth is now expected to be 9.5% to 10.0% on a constant-currency basis, compared to the prior range of 8.0% to 9.5%. Based on current rates, the Company continues to expect that foreign currency translation will reduce revenue growth by approximately 5.0%, which would result in reported revenue growth of 4.5% to 5.0% (the prior range was 3.0% to 4.5%).

Foreign currency translation is expected to reduce earnings per share by $0.07 in 2015, compared to the Company’s previous estimate of approximately $0.10 per share.

Guidance for non-GAAP earnings per share in 2015 was increased due primarily to the strong third-quarter performance. The Company also reduced its GAAP earnings per share guidance primarily to reflect the inclusion of amortization expense for intangible assets and associated charges related to the Celsis acquisition.

The Company’s updated earnings per share guidance is as follows:

2015 GUIDANCE (from continuing operations)	REVISED	PRIOR
GAAP EPS estimate	$3.19 - $3.24	$3.25 - $3.35
Amortization of intangible assets and inventory purchase accounting adjustment (1)	$0.45	$0.32
Operating losses (2)	$0.06	$0.06
Charges related to global efficiency initiatives and other items (3)	$0.09	$0.06
Acquisition-related adjustments (4)	$0.10-$0.12	$0.10-$0.12
Bargain purchase gain associated with Avian Vaccine acquisition	($0.21)	($0.21)
Non-GAAP EPS estimate	$3.69 - $3.74	$3.60 - $3.70

(1) Amortization of intangibles assets includes the estimated impact of the Celsis acquisition based on the preliminary purchase price allocation. These charges also include an inventory purchasing accounting adjustment related to the Celsis acquisition of $0.08 per share.

(2) These costs relate primarily to the Charles River Massachusetts (Shrewsbury) facility, including costs associated with the Company’s plan to re-open the facility.

(3) These charges relate primarily to the Company’s planned efficiency initiatives in 2015, including site consolidation costs, asset impairments, and severance. Other projects in support of the global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized. These charges also include executive transition costs.

(4) These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

Webcast

Charles River has scheduled a live webcast on Wednesday, November 4, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude certain items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, inventory purchase accounting adjustments, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions, as well as fair value adjustments associated with contingent consideration; charges, gains and losses attributable to businesses or properties we plan to close, consolidate or divest; the gain related to the bargain purchase of Sunrise Farms; severance and other costs associated with our efficiency initiatives; executive transition costs; site consolidation costs; a reversal of indemnification assets associated with acquisitions and corresponding interest; the write-off of deferred financing costs and fees related to debt refinancing; and costs related to a U.S. government billing adjustment and related expenses. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our revenue in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities such as business acquisitions happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Commencing in the third quarter of 2015, following the acquisition of Celsis, we revised our approach to calculating non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on a constant-currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including revenue (on both a reported and constant-currency basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our limited partnership investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our plans to reopen the Charles River Massachusetts (Shrewsbury) facility; our expectations with respect to the impact of acquisitions on the Company, our service offerings, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings, including with respect to our ongoing investigation of inaccurate billing with respect to certain government contracts; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 17, 2015, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014

Total revenue	$349,465	$327,567	$1,009,452	$968,114
Cost of revenue	$211,390	$209,299	$618,934	$615,399
Gross margin	$138,075	$118,268	$390,518	$352,715
Selling, general and administrative	$76,225	$64,476	$218,953	$196,999
Amortization of intangible assets	$6,410	$7,620	$17,385	$18,813
Operating income	$55,440	$46,172	$154,180	$136,903
Interest income (expense), net	$(3,674)	$(2,621)	$(10,493)	$(8,368)
Other income (expense), net	$1,390	$331	$1,749	$8,874
Income from continuing operations before income taxes	$53,156	$43,882	$145,436	$137,409
Provision for income taxes	$15,255	$11,582	$26,662	$36,021
Income from continuing operations, net of income taxes	$37,901	$32,300	$118,774	$101,388
Income (loss) from discontinued operations, net of income taxes	$(34)	$52	$(48)	$(862)
Net income	$37,867	$32,352	$118,726	$100,526
Less: Net income attributable to noncontrolling interests	$(488)	$(316)	$(1,297)	$(994)
Net income attributable to common shareholders	$37,379	$32,036	$117,429	$99,532

Earnings (loss) per common share
Basic:
Continuing operations	$0.81	$0.70	$2.52	$2.15
Discontinued operations	$-	$-	$-	$(0.02)
Net	$0.81	$0.70	$2.52	$2.13
Diluted:
Continuing operations	$0.79	$0.68	$2.47	$2.11
Discontinued operations	$-	$-	$-	$(0.02)
Net	$0.79	$0.68	$2.47	$2.09

Weighted average number of common shares outstanding
Basic	46,290	46,016	46,572	46,683
Diluted	47,245	46,878	47,584	47,566

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 26, 2015	December 27, 2014
Assets
Current assets:
Cash and cash equivalents	$74,032	$160,023
Trade receivables, net	288,836	257,991
Inventories	98,097	89,043
Prepaid assets	33,593	26,900
Other current assets	84,103	72,941
Total current assets	578,661	606,898
Property, plant and equipment, net	671,673	676,797
Goodwill	418,245	321,077
Other intangible assets, net	277,686	178,875
Deferred tax asset	21,026	23,193
Other assets	65,552	72,951
Total assets	$2,032,843	$1,879,791

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and capital leases	$16,599	$31,904
Accounts payable	31,629	33,815
Accrued compensation	71,518	71,569
Deferred revenue	76,019	78,124
Accrued liabilities	94,692	67,380
Other current liabilities	21,347	11,079
Current liabilities of discontinued operations	2,300	2,299
Total current liabilities	314,104	296,170
Long-term debt, net and capital leases	835,800	740,557
Other long-term liabilities	139,756	130,361
Long-term liabilities of discontinued operations	7,139	8,357
Total liabilities	1,296,799	1,175,445
Redeemable noncontrolling interest	27,447	28,419
Total equity attributable to common shareholders	704,359	672,203
Noncontrolling interests	4,238	3,724
Total liabilities, equity and redeemable noncontrolling interest	$2,032,843	$1,879,791

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Research Models and Services
Revenue	$118,451	$124,021	$358,506	$389,636
Gross margin	47,841	45,295	143,352	149,392
Gross margin as a % of revenue	40.4%	36.5%	40.0%	38.3%
Operating income	31,494	28,056	93,800	97,734
Operating income as a % of revenue	26.6%	22.6%	26.2%	25.1%
Depreciation and amortization	5,319	7,277	16,712	20,277
Capital expenditures	3,022	4,110	12,111	11,528

Discovery and Safety Assessment
Revenue	$158,272	$140,862	$451,659	$388,614
Gross margin	53,721	39,968	146,660	105,084
Gross margin as a % of revenue	33.9%	28.4%	32.5%	27.0%
Operating income	33,191	19,329	84,856	48,840
Operating income as a % of revenue	21.0%	13.7%	18.8%	12.6%
Depreciation and amortization	11,509	13,340	35,060	33,867
Capital expenditures	4,277	3,436	13,756	11,330

Manufacturing Support
Revenue	$72,742	$62,684	$199,287	$189,864
Gross margin	36,513	33,005	100,506	98,239
Gross margin as a % of revenue	50.2%	52.7%	50.4%	51.7%
Operating income	18,424	19,220	55,653	58,091
Operating income as a % of revenue	25.3%	30.7%	27.9%	30.6%
Depreciation and amortization	5,139	3,513	12,034	10,625
Capital expenditures	2,139	1,463	5,475	5,444

Unallocated Corporate Overhead	$(27,669)	$(20,433)	$(80,129)	$(67,762)

Total
Revenue	$349,465	$327,567	$1,009,452	$968,114
Gross margin	138,075	118,268	390,518	352,715
Gross margin as a % of revenue	39.5%	36.1%	38.7%	36.4%
Operating income	55,440	46,172	154,180	$136,903
Operating income as a % of revenue	15.9%	14.1%	15.3%	14.1%
Depreciation and amortization	23,814	26,084	69,330	70,435
Capital expenditures	10,452	9,402	35,008	29,907

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Research Models and Services
Revenue	$118,451	$124,021	$358,506	$389,636
Operating income	31,494	28,056	93,800	97,734
Operating income as a % of revenue	26.6%	22.6%	26.2%	25.1%
Add back:
Amortization of intangible assets related to acquisitions	757	470	2,291	2,015
Severance	167	379	1,166	3,974
Government billing adjustment and related expenses	45	214	336	294
Site consolidation costs, impairments and other items	57	2,402	1,415	5,134
Operating income, excluding specified charges (Non-GAAP)	$32,520	$31,521	$99,008	$109,151
Non-GAAP operating income as a % of revenue	27.5%	25.4%	27.6%	28.0%

Discovery and Safety Assessment
Revenue	$158,272	$140,862	$451,659	$388,614
Operating income	33,191	19,329	84,856	48,840
Operating income as a % of revenue	21.0%	13.7%	18.8%	12.6%
Add back:
Amortization of intangible assets related to acquisitions	3,412	5,789	10,632	12,652
Severance	239	69	714	1,118
Operating losses (2)	1,319	606	2,863	1,981
Acquisition related adjustments (3)	135	(7)	160	196
Operating income, excluding specified charges (Non-GAAP)	$38,296	$25,786	$99,225	$64,787
Non-GAAP operating income as a % of revenue	24.2%	18.3%	22.0%	16.7%

Manufacturing Support
Revenue	$72,742	$62,684	$199,287	$189,864
Operating income	18,424	19,220	55,653	58,091
Operating income as a % of revenue	25.3%	30.7%	27.9%	30.6%
Add back:
Amortization of intangible assets and inventory step-up related to acquisitions	4,429	1,361	6,650	4,146
Severance	961	126	1,256	150
Acquisition related adjustments (3)	483	-	1,011	-
Operating income, excluding specified charges (Non-GAAP)	$24,297	$20,707	$64,570	$62,387
Non-GAAP operating income as a % of revenue	33.4%	33.0%	32.4%	32.9%

Unallocated Corporate Overhead	$(27,669)	$(20,433)	$(80,129)	$(67,762)
Add back:
Severance and executive transition costs	1,054	-	2,031	121
Acquisition related adjustments (3)	3,055	580	6,649	5,256
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(23,560)	$(19,853)	$(71,449)	$(62,385)

Total
Revenue	$349,465	$327,567	$1,009,452	$968,114
Operating income	55,440	46,172	154,180	136,903
Operating income as a % of revenue	15.9%	14.1%	15.3%	14.1%
Add back:
Amortization of intangible assets and inventory step-up related to acquisitions	8,598	7,620	19,573	18,813
Severance and executive transition costs	2,421	574	5,167	5,363
Site consolidation costs, impairments and other items	57	2,402	1,415	5,134
Operating losses (2)	1,319	606	2,863	1,981
Acquisition related adjustments (3)	3,673	573	7,820	5,452
Government billing adjustment and related expenses	45	214	336	294
Operating income, excluding specified charges (Non-GAAP)	$71,553	$58,161	$191,354	$173,940
Non-GAAP operating income as a % of non-GAAP revenue	20.5%	17.8%	19.0%	18.0%
	-	-	-	-

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.

(3) These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014

Net income attributable to common shareholders	$37,379	$32,036	$117,429	$99,532
Less: Discontinued operations	34	(52)	48	862
Net income from continuing operations attributable to common shareholders	37,413	31,984	117,477	100,394
Add back:
Amortization of intangible assets and inventory step-up related to acquisitions	8,598	7,620	19,573	18,813
Severance and executive transition costs	2,421	574	5,167	5,363
Site consolidation costs, impairments and other items	57	2,402	1,415	5,134
Operating losses (2)	1,319	606	2,863	1,981
Acquisition related adjustments (3)	3,673	573	7,820	5,452
Government billing adjustment and related expenses	45	214	336	294
Reversal of an indemnification asset associated with acquisition and corresponding interest (4)	-	-	10,411	-
Write-off of deferred financing costs and fees related to debt refinancing	(12)	-	721	-
Gain on bargain purchase (5)	(55)	-	(9,933)	-
Tax effect of non-GAAP adjustments:
Reversal of uncertain tax position associated with acquisition and corresponding interest (4)	-	-	(10,411)	-
Tax effect of the remaining non-GAAP adjustments	(4,804)	(3,553)	(13,422)	(11,481)
Net income from continuing operations attributable to common shareholders, excluding specified charges (Non-GAAP)	$48,655	$40,420	$132,017	$125,950

Weighted average shares outstanding - Basic	46,290	46,016	46,572	46,683
Effect of dilutive securities:
Stock options, restricted stock units, performance stock units, and contingently issued restricted stock	955	862	1,012	883
Weighted average shares outstanding - Diluted	47,245	46,878	47,584	47,566

Basic earnings per share from continuing operations	$0.81	$0.70	$2.52	$2.15
Diluted earnings per share from continuing operations	$0.79	$0.68	$2.47	$2.11

Basic earnings per share from continuing operations, excluding specified charges (Non-GAAP)	$1.05	$0.88	$2.83	$2.70
Diluted earnings per share from continuing operations, excluding specified charges (Non-GAAP)	$1.03	$0.86	$2.77	$2.65

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.

(3) These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

(4) These amounts represent the reversal of an uncertain tax position and an offsetting indemnification asset related to the acquisition of BioFocus.

(5) The amount relates to the acquisition of Sunrise Farms, Inc. and represents the excess of the estimated fair value of the net assets acquired over the preliminary purchase price.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH (UNAUDITED)
EXCLUDING THE IMPACT OF FOREIGN EXCHANGE
For the Three and Nine Months Ended September 26, 2015

For the three months ended September 26, 2015	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	6.7%	(4.5%)	12.4%	16.0%
Impact of foreign exchange	(5.5%)	(6.5%)	(3.8%)	(7.7%)
Non-GAAP revenue growth, constant currency	12.2%	2.0%	16.2%	23.7%

For the nine months ended September 26, 2015	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	4.3%	(8.0%)	16.2%	5.0%
Impact of foreign exchange	(5.8%)	(6.9%)	(3.7%)	(8.0%)
Non-GAAP revenue growth, constant currency	10.1%	(1.1%)	19.9%	13.0%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended
	September 26, 2015	September 27, 2014
Cash flows relating to operating activities:
Net income	$118,726	$100,526
Less: Loss from discontinued operations	(48)	(862)
Income from continuing operations	118,774	101,388
Summary of non-cash adjustments	84,978	87,082
Changes in assets and liabilities	(17,857)	(36,187)
Net cash provided by operating activities	185,895	152,283

Cash flows relating to investing activities:
Acquisition of businesses, net of cash acquired	(211,974)	(183,151)
Capital expenditures	(35,008)	(29,907)
Other	(1,997)	(4,131)
Net cash used in investing activities	(248,979)	(217,189)

Cash flow relating to financing activities:
Net cash provided by (used in) financing activities	(11,440)	44,296

Cash flows used in discontinued operations	(1,265)	(570)
Effect of exchange rate changes on cash and cash equivalents	(10,202)	(4,000)
Net change in cash and cash equivalents	(85,991)	(25,180)
Cash and cash equivalents, beginning of period	160,023	155,927
Cash and cash equivalents, end of period	$74,032	$130,747

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Corporate Vice President, Public Relations
amy.cianciaruso@crl.com